Exhibit 10.4

NOTE: StarMed Group, Inc. has requested confidentiality treatment for the portions of this Agreement marked with “****”. An unredacted agreement has been filed with the Securities and Exchange Commission.

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the “Agreement”) is made and entered into effective as of June 1, 2006, by and between StarMed Group, Inc., a Nevada corporation (“Company”), and Mothers and Daughters Center, a California professional corporation (“Clinic”).

RECITALS

A.         Company intends to own and operate a wellness center at 801 North Tustin Avenue, Suite 405, Tustin, California 92705 (the “Wellness Center”).

B.           Clinic has special expertise and experience in providing various services to centers such as the Wellness Center.

C.           Clinic desires to provide Company with the necessary support to manage certain aspects of the Wellness Center.

D.           Company desires to obtain from Clinic, and Clinic desires to provide to Company, certain services, as set forth herein, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties to this Agreement do hereby agree as follows:

1.            Clinic’s Services.    Clinic shall provide the following services (collectively, “Services”) with respect to the Wellness Center:

a.            Advertising and Marketing.    Clinic shall assist Company in advertising and marketing the services and products offered at the Wellness Center. In assisting Company, Clinic shall provide, at Company’s cost and expense, general advertising and marketing services, which may include the preparation of, or contracting with third parties for the preparation of, signs, brochures, letterhead, ads, direct mailers, radio program content, press releases, promotional contests, website content, and other marketing materials for Company, subject to Company’s prior approval. At no time shall Clinic hold itself out as providing, or actually provide, wellness services on behalf of Company. Company shall be the owner and holder of all right, title, and interest in and to all marketing, advertising and public relations materials created or implemented on behalf of Company in connection with the Wellness Center services and products.

b.            Additional Services.    If Company desires that Clinic provide services in addition to those listed in this Section 1, and Clinic desires to provide such additional services, the parties may negotiate for Clinic to provide such additional services on such terms and for such additional compensation as the parties may agree upon in writing.

2.	Compensation for Services.

a.            Services Fee.    Company and Clinic acknowledge and agree that Clinic shall incur substantial time, cost and expense in performing the Services on behalf of Company, and that such costs and expenses will vary over the term of this Agreement. Additionally, the parties acknowledge and agree that the level and intensity of the Services will increase as the number of Wellness Center customers increases. Company and Clinic acknowledge that the Services Fee, as such term is defined below, has resulted from arm’s length negotiations between the parties and does not take into account the volume or value of referrals or business otherwise generated between the parties, and is consistent with fair market value for the Services. Accordingly, as compensation in full for the performance of the Services hereunder, Company shall pay Clinic a fee (the “Services Fee”) equal to **** percent (****%) of Gross Revenues (as defined below). As used herein, the term “Gross Revenues” shall be defined to mean all amounts received by Company relating to any and all services performed and products sold at the Wellness Center, whether such revenues are received in cash from patients, private or prepaid insurance, other third party payors or from any other source.

b.            Payment Date.    The Services Fee shall be due and payable on a monthly basis throughout the term of this Agreement.

3.	Term and Termination.

a.            Term.    The initial term of this Agreement shall be for five (5) years commencing as of the date first written above; thereafter, except as provided in Section 3.b. of this Agreement, this Agreement shall renew automatically for successive terms of one (1) year each, unless either party notifies the other party in writing not less than ninety (90) days’ prior to the end of the then current term, of its intention to not renew this Agreement.

b.	Termination.

i.             Either party may terminate this Agreement for cause upon the material breach of this Agreement by the other party, if such breach is not cured within thirty (30) days following written notice of such breach. If the nature of the breach is such that it cannot reasonably be completed within thirty (30) days, no termination shall occur if such cure is commenced within such thirty (30) day period and diligently prosecuted to completion.

ii.            Either party may terminate this Agreement upon the filing, with respect to the other party, of a voluntary or involuntary petition in bankruptcy if such petition is not dismissed within thirty (30) days of such filing; or upon the appointment of a receiver or trustee to take possession of all, or substantially all, of the assets of a party, if such appointment is not terminated within thirty (30) days.

iii.          The Company may terminate this Agreement immediately upon the sale or transfer of substantially all of the Clinic’s assets, or the merger, reorganization, liquidation or dissolution for any reason of the Clinic.

iv.           Clinic may terminate this Agreement upon the liquidation or dissolution for any reason of the Clinic.

c.            Effect of Termination.              Upon termination or expiration of this Agreement, each party’s respective obligations hereunder shall terminate in full, except for those obligations which either explicitly, as set forth in this Agreement, or by their nature survive the termination or expiration of this Agreement including but not limited to Clinic’s continued right to receive the Services Fee after the termination or expiration of this Agreement, to the extent such Services Fee arose out of services performed or products sold at the Wellness Center prior to the termination or expiration of this Agreement. In addition, Clinic shall return all documents, data and other materials or information that constitute “Confidential Information” as defined in Section 7.a. below.

4.	Records.

a.            Medical Records.    Each of the parties hereto shall maintain and safeguard the confidentiality of all patient records, charts and other information generated in connection with the services provided hereunder in accordance with federal and state confidentiality laws and regulations, including without limitation, the California Confidentiality of Medical Information Act, Civil Code Section 56 et seq. and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations thereunder.

b.            Business Records.    All business and administrative records maintained by Clinic in connection with the Services shall be Clinic’s property. All business and administrative records maintained by Company in connection with the Services shall be Company’s property. Notwithstanding the foregoing, each of Clinic and Company shall have a continuing right to inspect (at such party’s expense) the other party’s business records specifically pertaining to the Services for the purpose of determining the other party’s compliance with its obligations under this Agreement, provided the party requesting inspection gives the other party at least five (5) days’ prior written notice.

c.            Right to Inspect Records.    The right to inspect records set forth above in Sections 4.a. and 4.b. above shall survive the expiration or termination of this Agreement.

5.	Indemnification.

a.            Company agrees to defend, indemnify and hold harmless Clinic, its officers, directors, shareholders, managers, representatives, employees and agents, from and against any and all losses, liabilities, damages, claims, judgments, costs or expenses, including attorneys’ fees, that Clinic may suffer, incur or become liable for, as a result of any act or omission by Company, or Company’s breach of this Agreement.

b.            Clinic agrees to defend, indemnify and hold harmless Company, its officers, directors, shareholders, representatives, employees and agents, from and against any and all losses, liabilities, damages, claims, judgments, costs or expenses, including attorneys’ fees, that Company may suffer, incur or become liable for, as a result of any act or omission by Clinic or Clinic’s breach of this Agreement.

6.            Compliance with Laws.    The obligations of Clinic and Company pursuant to this Agreement shall be subject to any limitations or restrictions which may be imposed by law or regulation, and Company and Clinic, as the case may be, may suspend any or all obligations hereunder, or, at its option, terminate this Agreement, if it determines, upon advice of counsel, that the performance of any obligation pursuant to this Agreement may contravene applicable law or regulation.

7.            Non-Disclosure of Professional and Business Practices, Trade Secrets, or Privileged Information; Non-Solicitation and Non-Interference.

a.            Each of Clinic and Company agrees to keep confidential and to not use or disclose the professional and business practices, trade secrets or privileged information of the other party and to keep such knowledge confidential in its dealings with any medical group, clinic or practice, hospital, health care facility, health care company, independent practice association (IPA) or other person or entity. Further, each of Clinic and Company agrees that it shall not disclose to any person or use information obtained by it during the period of their relationship as to customer lists, names of customers or customer addresses or telephone numbers, fee schedules or rates, business plans, business methods, marketing or strategic plans, financial statements, financial information, any and all computer programs (whether or not completed or in use), any and all operating manuals or similar materials that constitute the systems, policies and procedures of the other party, or any other trade secrets, confidential or proprietary information respecting the other party (collectively, “Confidential Information”). Except to the extent necessary to carry out their duties and obligations under this Agreement, each of Clinic and Company acknowledges and agrees that it is expressly prohibited from creating, making, duplicating, copying, retaining, taking, maintaining or possessing, by any means or method, any of the other party’s Confidential Information either during or after the term of this Agreement. In furtherance of this Section 7, each of Clinic and Company agrees to execute an additional nondisclosure agreement at any time, if requested by the other party.

b.            During the term of this Agreement and for a period of two (2) years thereafter, Clinic agrees not to disrupt, damage, impair or interfere with the business of Company, and Company agrees not to disrupt, damage, impair or interfere with the business of Clinic, nor shall Clinic or Company undertake planning for or organization of any competitive organization or other business activity materially competitive with the other party’s business, or combine with others for the purpose of organizing any such competitive organization.

c.            The obligations of this Section 7 shall be in full force and effect during the term of this Agreement and shall survive and continue indefinitely after the termination or expiration of this Agreement, except as otherwise limited by this Agreement. If the scope of any restriction contained above is too broad to permit enforcement of any such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and each of Clinic and Company hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce any such restriction.

d.            Each of Clinic and Company hereby acknowledges and confirms that its violation of Section 7 would cause irreparable injury to the other party, and that the other party’s remedies at law for breach of the obligations under this Section 7 would be inadequate; therefore, each of Clinic and Company consents to and agrees that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision hereof. In addition to specific performance, Clinic and Company shall have the right and remedy to require the other party to account for and pay over to the harmed party all compensation, profits, monies, accruals or other benefits derived or received by the other party as a result of any transactions constituting a breach of any of the provisions of Section 7, and all expenses (including reasonable attorneys’ fees) of the harmed party in any action, suit or proceeding for breach of such provisions. Each of the rights and remedies enumerated herein shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Clinic and Company.

8.	Independent Contractor.

a.            In the performance of the duties and obligations under this Agreement, it is mutually understood and agreed that Clinic is at all times acting and performing as an independent contractor. None of the provisions of this Agreement is intended to create nor shall be construed to create any relationship between the parties other than that of independent entities contracting with each other solely for the purpose of effecting the provisions of this Agreement. Company shall neither have nor exercise any control or direction over the methods by which Clinic performs the Services required of Clinic hereunder, or over Clinic’s best business judgment. The sole interest and responsibility of Clinic is to assure that the Services covered by this Agreement shall be performed in a competent, efficient and satisfactory manner.

9.	General Provisions.

a.            No Assignment.    Clinic shall not assign any of its rights, nor delegate any of its duties under this Agreement. Subject to the foregoing restriction, this Agreement shall be binding on the parties hereto and their successors and permitted assigns.

b.            Severability.    If any provision of this Agreement as applied to any party or to any circumstance shall be found by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement, unless such invalidity or unenforceability would defeat an essential business purpose hereof, or except as otherwise provided herein.

c.            Notices.    All notices or demands shall be in writing and shall be given personally, by electronic facsimile, or by certified mail. Notice shall be deemed conclusively made at the time of notice if given personally or by electronic facsimile or, if by certified mail, three (3) days after deposit thereof in the United States mail, properly addressed and postage pre-paid to the following addresses:

Clinic:

Mothers and Daughters Center

801 North Tustin Avenue, Suite 403

Santa Ana, California 92705

Attention: Dr. Kathy Anderson

Company:

StarMed Group, Inc.

2029 Century Park East, Suite 1112

Los Angeles, California 90067

Attention: Herman H. Rappaport, President

d.            Waiver.    A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, nor shall it be deemed a waiver of performance of any other obligation hereunder.

e.            Entire Understanding.    This Agreement and any exhibits attached hereto contain the entire understanding of the parties hereto relating to the subject matter contained herein, and supersede all prior and collateral agreements, understanding, statements and negotiations of the parties. This Agreement can only be changed, modified, amended, rescinded or supplemented by a written agreement executed by both parties.

f.             California Law.    This Agreement shall be construed and enforced in all respects according to the laws of the State of California.

g.            Attorney’s Fees.    Should either party institute any action or proceeding, in connection with, relating to or arising out of this Agreement, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action or proceeding.

h.            Interpretation of Agreement.    The parties acknowledge and agree that because all parties and their attorneys participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement that construes any language, whether ambiguous, unclear or otherwise, in favor of, or against any party by reason of that party’s role in drafting this Agreement.

i.             Additional Acts.    The parties hereto agree to perform such other acts, and to execute and file such additional documents, as may be required from time to time to carry out the provisions of this Agreement or the intentions of the parties.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date and year first set forth above.

“COMPANY”	“CLINIC”

STARMED GROUP, INC.,	MOTHERS AND DAUGHTERS CENTER,
a Nevada corporation	a California professional corporation

By:	/s/ Herman Rappaport	By:	/s/ Kathy Anderson, M.D.
	Herman H. Rappaport, President	Its:	Secretary